Incentive Compensation Award Agreement
                         for Short- and Long-Term Awards


     This Agreement is dated and effective as of January 1, 1998, and is between
___________________________________   ("Participant"),  Texas-New  Mexico  Power
Company (the "Company") and TNP Enterprises, Inc. ("TNPE").

                                    RECITALS

     A Committee appointed by and having full authority to act on behalf of the Board of Directors of the Company and TNPE, respectively, (collectively, the "Compensation Committee") adopted the following incentive compensation plans:

          A. Texas-New Mexico Power Company Management Short-Term Incentive Plan ("Management Plan"); and

          B.   TNP Enterprises, Inc. Equity Incentive Plan ("Equity Plan").

     On April 28, 1995, the Shareholders approved the adoption by the Board of Directors of the Equity Plan.

     The Management Plan provides for the payment of cash if certain incentive goals are achieved. The Equity Plan provides for the delivery of stock options, stock, and performance units upon the achievement of certain incentive goals which may be short-term and/or long-term goals.

     On  February  16,  1998,  the  Compensation   Committee  (the  "Committee")
established the performance goals to be achieved in order to earn incentive compensation under the plans.

     The Participant has been selected to receive awards under each plan subject to the terms of each applicable plan and the Participant signing this Award Agreement.

     The Participant and the Company agree that this Agreement does not affect Participant's status as an employee at will and further agree that either party may terminate Participant's employment at any time with or without cause.

     The Committee reserves, in its sole discretion, the right to interpret the terms and conditions of any award and this agreement and to resolve any disagreements or disputes concerning this Award Agreement and any decision is binding upon all parties.

     In consideration of the Recitals and mutual covenants and agreements below, the Participant and the Company desire to and by their respective signatures do hereby agree to the terms and conditions set forth below.

                                    AGREEMENT

                                SHORT-TERM AWARDS

     Short-Term Cash Award: Participant is hereby granted _____% of the control point for Participant's salary range as established by the Compensation Committee at the beginning of each plan year. The cash award is subject to the 1998 short-term goals for the Management Plan being met as such goals are set forth on Exhibit A attached hereto and made a part hereof for all purposes. Such award may be adjusted between 50% and 150% on a straight line basis depending upon where the performance related to each goal occurs within the range established for each goal. No award payment will be made for performance below the established minimum for each goal set forth in Exhibit A. The cash award shall be paid no later than March 15th following the end of the plan year.

     The parties agree that no portion of the cash award is due or payable regardless of whether any Corporate Operational Goal or Departmental/Individual Goals are met unless the minimum Corporate Financial Goal is met. Further, the Committee reserves the right to make year-end adjustments which may account for any unusual or unforeseen events that impact the attainability of any goal.

     Allocation of Awards: Participant agrees that the total amount of the cash award will be allocated among the Corporate Financial Goal, Corporate Operational Goals, and Departmental/Individual Performance Goals applicable to such Participant as is set forth in Exhibit B which is attached hereto and made a part hereof for all purposes.

     Participant agrees that to the extent any amount of the total award is allocated to the Departmental/Individual Performance Goals, such amount will be due and payable only to the extent the performance of the Participant, as determined by the officer executing this Agreement on behalf of the Company in such officer's sole discretion (or, if Participant is the Chief Executive Officer, then as determined by the Committee in its sole discretion), falls within the Performance Rating range set forth in Exhibit C which is attached hereto and made a part hereof for all purposes.

                                 LONG-TERM AWARD

     Long-Term Stock Award: Participant is hereby granted a stock award equal to _____% of the control point for Participant's salary range as established by the Compensation Committee as of the beginning of the long-term plan cycle. Such long-term plan cycle award opportunity granted pursuant to the Equity Plan being met is subject to the goals set forth on Exhibit D which is attached hereto and made a part hereof for all purposes. Such award may be adjusted between 50% and 150% on a straight line basis, depending upon where the performance related to each goal occurs within the range established for each goal. No award payment will be made for performance below the established minimum for each goal set forth in Exhibit D. Any stock award earned shall be paid no later than March 15th following the end of the 1998 long-term plan cycle. The 1998 Plan year cycle will be a period of three years beginning January 1, 1998.

     Allocation of Award: Participant agrees that the total amount awarded under the Equity Plan will be allocated 35% to the goal established for Total Shareholder Return in comparison to the S&P 500, and 65% to the goal established for Total Shareholder Return in comparison to the S&P Electrical Utility Group. The amounts allocated to each set of goals will be due and payable only to the extent each such goal shall be met as set forth in Exhibit D.

                                  GENERAL TERMS

     Dividend Equivalents: Participant shall have the right to receive, at the time any stock awards are paid, cash in an amount equal in value to the dividends declared on each Share on each record date occurring during the applicable performance period established for each plan. Dividend equivalents will not include any dividends on the dividend equivalents accrued during the applicable performance periods.

     Pro-Ration of Awards: If a Participant begins employment or Participant's employment is terminated due to retirement, death, or disability during a plan year or the 1998 long-term performance cycle, any award earned shall be prorated based on the number of months of participation within the plan year or long-term plan cycle. The prorated award will be based upon performance determined at year or cycle end and will be paid at the same time as all other awards are paid from each of the plans under which awards are made.

     Termination of Employment: If employment is terminated for any reason other than retirement, death, or disability, any award opportunity granted under either plan shall be forfeited, provided that the Committee may waive such forfeiture upon the CEO's recommendation, provided that if the Change in Control paragraph is applicable that paragraph shall control.

     Change in Control: In the event a Change in Control occurs as that term is defined in the Executive Agreement for Severance Compensation, then performance under this Agreement will be deemed to have been at target. To the extent any payment of an award would have been in stock, such award shall be deemed converted to a cash award in an amount equal to the value of the stock as of the day the Change in Control event occurs. Provided that Participant is not terminated for Cause, as that term is defined in the Executive Agreement for Severance compensation, the Participant shall be entitled to receive payment of the awards granted herein no later than the fifth calendar day following the date of termination or 30 days following the Change in Control event, whichever first occurs.

     Valuation of Shares: Shares issued under the Equity Plan pursuant to having been earned under the plan and the terms of this Agreement shall be valued by averaging the high and low prices of the stock on the first trading day of the plan performance period (the "Share Value"). The Share Value shall be applied to the dollar value of the award to arrive at the equivalent number of shares awarded. The awarded shares shall be adjusted for the average of the high and low stock price on the last trading day of the plan year.

     Tax Treatment: Payments are taxable to the Participant in the year of receipt. The Company will have the right to deduct any federal, state, or local taxes required by law to be withheld. In regard to any award made hereunder, a Participant, at Participant's option, may elect to have the Company withhold sufficient stock, to the extent payable, to pay the taxes then due on such award.

     Provisions Consistent with Plan: This Agreement shall be construed consistent with the provisions of the applicable plan under which any award may be made. Where matters are not addressed in this Award Agreement, but are addressed in the Management Plan or Equity Plan, then such terms are deemed a part of this Award Agreement and shall apply equally to all awards granted herein, except for where such terms obviously apply solely to one of the plans. If there is a conflict between the provisions of this Agreement and such plan, the provisions of the applicable plan control. Unless otherwise noted to the contrary, the definition of terms in each Plan also apply in this Agreement.

     Attorney Fees: In the event either party is required to bring a cause of action against the other to enforce the terms of this Agreement, then such party, to the extent such party is successful in such action, shall be entitled to reasonable attorney fees.

     Governing Law: This Agreement shall be governed by the laws of the State of Texas. Venue for any cause of action shall be Tarrant County, Texas.

Texas-New Mexico Power Company              Participant:

By:  ____________________                   By:  ____________________
Kevern R. Joyce
President & Chief Executive Officer

TNP Enterprises, Inc.                                Participant

By:_____________________                    By:_____________________
Kevern R. Joyce
President & Chief Executive Officer

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                                                                                                                         EXHIBIT  A


                              TNP ENTERPRISES, INC.
                         TEXAS-NEW MEXICO POWER COMPANY
                      Short-Term Incentive Corporate Goals

-------------------------------------------- ---------------------------- ---------------------------------------------
                                                                                           1997 Goals
Measurement                                           Objective               Minimum         Target        Maximum
                                                                          ---------------- ------------- --------------

Financial
1.   Cash Value Added                             Improve Financial            4.05            4.40          4.75
                                                  Condition

Corporate Threshold                                                            4.05

-------------------------------------------- ---------------------------- ---------------- ------------- --------------

-------------------------------------------- ---------------------------- ---------------- ------------- --------------
Operational
2.   Customer Satisfaction  Rating                Improve Customer              79              82            85
     (Use CSI instead of overall                  Service
     favorability in 1997)

3.   O&M Costs/KWH Sales  (cents per KWH)         Reduce Operating Costs
                                                                               4.15            3.95          3.75

4.   Equivalent Forced Outage Rate (Moved         Improve TNP One's
     to Plant Specific Goals in 1997)             Reliability                  4.7             4.5            4.3

5.   Injury Frequency Ratio                       Reduce Employee
                                                  Accidents                    5.05            4.44          3.82
                                                                                49              43            37
6.   System Reliability
     A)    Average Minutes of Outage per          Reduce Outage  Time           86              76            66
           customer

     B)    Average Number of Outages per          Reduce No. of
           customer                               Customers Interrupted        1.40            1.25          1.10
-------------------------------------------- ---------------------------- ---------------- ------------- --------------
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                                                                                                                           EXHIBIT B

                                                                TEXAS-NEW MEXICO POWER COMPANY
                                                                   Short-Term Incentive Plan
                                                                  Weighting of 1997 Goals for
                                                          Texas-New Mexico Power Company Participants
                                        Corporate
                                     Financial                                          Corporate Operational

                                      Cash      Customer        O&M               Avg.        Avg.
                                      Value   Satisfaction    Costs/per        Minutes of   Number of         Departmental/
                                      Added      Rating         KWH       IFR    Outage     Outages     EFOR   Individual    Total
                                     -------  -------------  -----------  ----  ---------  ----------  ------  ------------ --------

CEO                                    60          5              5        5        5          5         5         10         100%

SR VP CCO                              60         10              5        5        5          5                   10         100%
   RCOs                                50          5              5        5      2.5        2.5                   30         100%
   Key Employees                       50          5              5        5      2.5        2.5                   30         100%

SR VP Power Resources                  60          5              5                                      5         25         100%
   Asst. Res. Acq.                     60          5              5                                                30         100%
   Asst. VP Ind. Mkt.                  60          5              5                                                30         100%
   Key Participants                    60          5              5                                                30         100%
   Plant Mgr. & Key Participants       60          5              5                                      *         30         100%

SR VP CFO                              60          5              5                                                30         100%
   Controller                          60          5              5                                                30         100%
   Treasurer                           60          5              5                                                30         100%
   Key Employees                       60          5              5                                                30         100%

SR VP Corporate Relations              60          5              5        5                                       25         100%
   VP HR                               60          5              5        5                                       25         100%
   Sec Gen Counsel                     60          5              5                                                30         100%
   Key Employees                       60          5              5                                                30         100%

* 1/3 of TNP One's Departmental Goal will be EFOR.

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                                                                                                                          EXHIBIT C


                DEPARTMENTAL/INDIVIDUAL PERFORMANCE TARGET GOALS


                                                                          Individual Performance as a % of
Performance Rating                                                                  Target Award

4 --   Greatly exceeded expectations for objective(s)                                   150%
       (maximum)

3 --   Exceeded expectations for objective(s)                                           125%

2 --   Achieved expectations for objective(s) (target)                                  100%

1 --   Almost achieved expectations for objective(s)                                    50%
       (minimum)

0 --   Improvement needed, failed to meet objective(s)                                   0%

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                                                                                                                          EXHIBIT D


                           LONG-TERM STOCK AWARD GOALS


         Total Shareholder Return           Payout on the basis of matrix reflecting total
                                                     shareholder return in relation to each of the
                                                     S&P 500 and the S&P Electric Utility Index.


                                                                TSR to S&P 500 (35% weighting)

            Performance                           Ranking                    % of Target Shares Earned

              Maximum                        =>75th percentile                          150%
              Target                         =>55th percentile                          100%
              Minimum                        =>35th percentile                          50%
           Below Minimum                     <=35th percentile                           0%

                                                       TSR to S&P Electric Utility Index (65% weighting)

            Performance                           Ranking                    % of Target Shares Earned

              Maximum                        =>75th percentile                          150%
              Target                         =>55th percentile                          100%
              Minimum                        =>35th percentile                          50%
           Below Minimum                     <=35th percentile                           0%

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